UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

SPECTRA ENERGY CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33007	20-5413139
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5400 Westheimer Court, Houston, Texas  77056

(Address of Principal Executive Offices, including Zip code)

(713) 627-5400

(Registrant’s telephone number, including area code)

DUKE CAPITAL LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23977	51-0282142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events

As Spectra Energy Corp (“Spectra Energy” or the “Company”) has previously disclosed, in conjunction with Duke Energy Corporation’s (“Duke Energy”) separation of its natural gas businesses (the “Separation”) to Spectra Energy, Spectra Energy will retain responsibilities for the outstanding litigation associated with Sonatrach and Citrus Trading Corporation (“Citrus”). Duke Energy LNG Sales Inc. (“Duke LNG”), an indirect subsidiary of Spectra Energy after the Separation, claims in an arbitration commenced in January 2001 in London that Sonatrach, the Algerian state-owned energy company, together with its subsidiary, Sonatrading Amsterdam B.V. (Sonatrading), breached their shipping obligations under a liquefied natural gas (“LNG”) purchase agreement and related transportation agreements (the “LNG Agreements”) relating to Duke LNG’s purchase of LNG from Algeria and its transportation by LNG tanker to Lake Charles, Louisiana. In conjunction with the LNG Agreements, Duke LNG entered into a natural gas purchase contract (the “Citrus Agreement”) with Citrus. Citrus is owned 50% by El Paso and 50% by CCE Holdings. CCE Holdings is owned 50% by Southern Union, 30% by EFS-PA, LLC (a subsidiary of General Electric), and 20% by other institutional investors. Citrus filed a lawsuit in March 2003 in the U.S. District Court for the Southern District of Texas against Duke LNG and PanEnergy Corp alleging that Duke LNG breached the Citrus Agreement by failing to provide sufficient volumes of gas to Citrus. Duke LNG contends that Sonatrach caused Duke LNG to experience a loss of LNG supply that affected Duke LNG’s obligations and termination rights under the Citrus Agreement. Citrus seeks monetary damages and a judicial determination that Duke LNG did not experience such a loss. After Citrus filed its lawsuit, Duke LNG terminated the Citrus Agreement and filed a counterclaim asserting that Citrus had breached the agreement by, among other things, failing to provide sufficient security under a letter of credit for the gas transactions. Citrus denies that Duke LNG had the right to terminate the agreement and contends that Duke LNG’s termination of the agreement was itself a breach, entitling Citrus to terminate the agreement and recover damages in the amount of approximately $190 million (excluding interest). The Court has made rulings regarding the issues of fact and law that remain for trial, and the case is scheduled for a jury trial to commence in January 2007. The final hearing on damages in the Sonatrach matter was concluded in March 2006, and the tribunal issued its award on damages on November 30, 2006. Duke LNG was awarded approximately $23 million for Sonatrach’s breach of its shipping obligations. Sonatrach and Sonatrading were awarded a smaller but unspecified amount that will, when calculated, be substantially less than the $23 million awarded to Duke LNG, and result ultimately in a net positive, but immaterial, award to Duke LNG. In December 2006, Duke LNG made an offer to Citrus to settle the Citrus matter. At present, no response to the settlement offer has been received from Citrus and it is not possible to predict the ultimate outcome of the Citrus matter. In December 2006, Duke Capital will recognize a reserve in the amount of $45 million.

In December 2006, Duke Energy and Duke Capital have had discussions with a potential buyer of their assets in Bolivia.  Such discussions to sell the Bolivian assets are subject to a binding agreement between the parties, which is expected in the near future; however, based upon the sales price included in these discussions, management of Duke Energy and Duke Capital anticipate recognizing a pretax impairment of the Bolivian assets in December 2006 in the amount of approximately $50 million.  The Bolivian investments are included in the businesses to be transferred from Duke Capital to Duke Energy in connection with the Separation and, therefore, will not be a component of Spectra Energy’s ongoing operations.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 22, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

SPECTRA ENERGY CORP

Date: December 22, 2006	By:	/s/Sabra L. Harrington
	Name:	Sabra L. Harrington
	Title:	Vice President and Controller

DUKE CAPITAL LLC

Date: December 22, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer and Controller